Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. § 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Spansion Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

(i.)

the Quarterly Report on Form 10-Q of the Company for the quarter ended March 30, 2014 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2014
	By:	/s/ Randy W. Furr
Randy W. Furr
Corporate Executive Vice President and Chief Financial Officer